LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Loan Agreement”) is effective as of the 31st day of March, 2011, by and between LITTLE BAY CONSULTING SA (“Lender”) and CROSS BORDER RESOURCES, INC. (“Borrower”).

ARTICLE I
THE LOAN

1.01.           Extension of Loan.  Upon execution and delivery of the Promissory Note by Borrower to Lender of even date herewith (the “Note”), the loan in an amount equal to FIVE HUNDRED NINETY FIVE THOUSAND FOUR HUNDRED TWENTY THREE AND 47/100 DOLLARS ($595,423.47) (the “Loan”) shall be made to extend all of the loans owed by Borrower and its predecessors to Lender including without limitation the following: (i) loan dated March 7, 2008 in the original principal amount of $220,000.00 (original borrower is Language Enterprises Corp.), (ii) loan dated July 18, 2008 in the original principal amount of $100,000.00, and (iii) loan dated October 3, 2008 in the principal amount of $200,000.00 (collectively, the “Existing Loans”).  Borrower is indebted to Lender for the Loan amount stated above, and Lender acknowledges that there are no other amounts owed by Borrower to Lender.  Upon the execution of this Loan Agreement by Lender and Borrower and the execution and delivery of the Note by Borrower to Lender, Lender agrees that Borrower has no further liability under the documents relating to the Existing Loans and that the Note and this Loan Agreement replace and supersede all documents relating to the Existing Loans.  Notwithstanding the foregoing, this Loan is an extension of the Existing Loans, and Lender acknowledges that Borrower does not waive any defense it may have to the enforceability of the Existing Loans as extended hereby or to Lender’s rights to collect any indebtedness owed by Borrower.  Lender expressly agrees that the execution and delivery of this Loan Agreement and the Note shall not serve as a reaffirmation of any debt that is not owed by Borrower or a waiver of any defense Borrower may have.

1.02.           Interest on the Loan.  Interest on the Loan, at the rate specified in the Note, shall be computed on the unpaid principal balance which exists from time to time from the date of the Note.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.02 Borrower’s Representations, Warranties and Covenants.  Borrower hereby represents, warrants and agrees as follows:

b. This Loan Agreement and the Note, upon execution and delivery will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms except as limited by debtor relief laws or as provided in paragraph 1.01.

b.           Borrower agrees that Lender shall have the option to convert the indebtedness evidenced by the Note to shares of common stock at a conversion price equal to $4.00.  The number of shares issuable to Lender shall be equal to the total amount of principal and interest owed on the Loan divided by $4.00.  The common stock will be issued pursuant to Section 3(a)(9) of the Securities Act and therefore not registered, but the stock will be issued without a restrictive legend so that Lender may sell the stock pursuant to Rule 144.

2.02           Lender’s Representations and Acknowledgments.  Lender hereby represents and acknowledges that:

a.           This Loan Agreement, upon execution and delivery will constitute a valid and binding obligation of Lender, enforceable in accordance with its terms.

b.           The Note is subordinate to Borrower’s revolving credit facility with Texas Capital Bank and Borrower’s Senior Secured 7.5% Bonds due in 2015.

c.           Lender is not an affiliate of Borrower as defined by Rule 144 promulgated under the Securities Act of 1933.

d.           The Loan is unsecured.  Nothing in the Note or this Loan Agreement shall be deemed to prevent Borrower from borrowing additional amounts or using its assets to secure other loans.

ARTICLE III
GENERAL TERMS AND CONDITIONS

3.01.           Modifications.  No provision of this Loan Agreement or the Note may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

3.02.           Severability. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

3.03.           Election of Remedies.  Lender shall have all of the rights and remedies available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower at the sole discretion of Lender.  The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

3.04.           Captions.  The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

This Loan Agreement is entered into this 26th day of April, 2011, but effective as of the date first above written.

BORROWER:		LENDER:

CROSS BORDER RESOURCES, INC.		LITTLE BAY CONSULTING SA

By:	/s/ Everett Willard Gray II	By:	/s/ Steve Grayton
Name:	Everett Willard Gray II	Name:	Steve Grayton
Its:	Chief Executive Officer	Its:	Director